EXHIBIT 10(j)


                             GIVIGEST FIDUCIARIA SA

                                One Time Program

                          INVESTMENT BANKING AGREEMENT




     THIS  INVESTMENT BANKING AGREEMENT made this 27th day of March, 2000 by and
                                                  ----        -----
between:

     GIVIGEST  FIDUCIARIA  SA
     Corso  Elvezia  4,
     CH-6901  Lugano,  Switzerland
     a  Swiss  Corporation  (hereinafter  referred  to  as  "GIVIGEST"),  and;

     AIR  PACKAGING  TECHNOLOGIES,  INC.
     25260  Rye  Canyon  Road,
     Valencia,  California,  USA
     (hereinafter  referred  to  as  "COMPANY");


 collectively  GIVIGEST  and  COMPANY  hereinafter referred to as "the parties".

                                   WITNESSETH:

     WHEREAS, GIVIGEST is an investment banking, financial, management consulting and strategic planning firm, with expertise in the dissemination of information about publicly traded companies, and is in the business of providing investor relations services and other related program services and products; and,

     WHEREAS, COMPANY is publicly held with its common stock trading Over the Counter (OTC) under the ticker symbol "AIRP", and

     WHEREAS, COMPANY desires the advise and services of GIVIGEST in providing investor relations, preparation of research reports, being introduced to institutional investors, and assist in a private placement, and

     WHEREAS, GIVIGEST is willing to accept COMPANY as a client and to assist COMPANY in the aforementioned matters,

     THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follow:


DEFINITIONS  AND  INTERPRETATIONS

1.     Captions  and  Section  Numbers

The headings and section references in this Investment Banking Agreement are for convenience or reference only and do not form a part of this agreement and are not intended to interpret, define or limit the scope, extent or intent of this Investment Banking Agreement or any provisions thereof.

2.     Extended  Meanings

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this agreement will relate to the whole of this Investment Banking Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.


3.     Number  and  Gender

In this Investment Banking Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice-versa.

4.     Section  References  and  Schedules

Any  reference  to  a  particular  "article", "section", "paragraph"  or   other
subdivision of this Investment Banking Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Investment Banking Agreement.


AGREEMENT

5.     Appointment

COMPANY hereby appoints and engages GIVIGEST, on exclusive basis, as its investment banking and financial planning counsel for Europe, and hereby retains and employs GIVIGEST upon terms and conditions of this Investment Banking Agreement.

GIVIGEST accepts such appointment and agrees to perform the services upon the terms and conditions of said Investment Banking Agreement.

6.     Authority  and  Description  of  Services

During the term of this Agreement, CONSULTANT shall furnish various professional services and advice as needed and as specifically requested by Mr. Donald Ochacher, President of COMPANY and/or a representative appointed by the Board of Directors of COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference.

7.     Term  of  Agreement

This agreement shall become effective on April 1, 2000 shall continue for a period of one year.

8.     Where  Services  Shall  Be  Performed

GIVIGEST services shall be performed at the main office location of GIVIGEST in Lugano (Switzerland), or other such designated location(s) as GIVIGEST and COMPANY agree are the most advantageous for the work to be performed.

9.     Limitations  On  Release  Of  Information

The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, GIVIGEST agrees as follows:

(a) GIVIGEST will NOT release any financial or other information or data about COMPANY that has not previously been publicly disseminated, without the consent and approval of COMPANY.

(b) GIVIGEST will NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and allowing COMPANY to elect to have a representative of COMPANY attend such meeting.

10.     Duties  Of  COMPANY

(a) COMPANY shall supply GIVIGEST, on a regular and timely basis, with all approved data and information about COMPANY, its management, its product and its operations; and COMPANY shall promptly advise GIVIGEST of any facts which would affect the accuracy of any prior data and information previously supplied to GIVIGEST so that GIVIGEST may take corrective action.

(b) COMPANY shall promptly supply GIVIGEST with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales material, etc.

(c) COMPANY will immediately notify GIVIGEST if it intends to make any additional private or public offering of securities, including an S-8 or other registered offering, a Regulation S placement, or any other public or private placement or distribution of its securities and give GIVIGEST a first right of refusal to make such offering or placement upon the same terms and conditions.

(d) COMPANY will immediately notify GIVIGEST at least 15 days prior to any insider selling of COMPANY'S stock, an insider being defined as any officer, director, or holder of five (5) per cent or more of COMPANY'S outstanding securities.

(e) In that GIVIGEST shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities and, in light of the fact that GIVIGEST imposes restrictions on such transactions to guard against trading on the basis of material non public information, COMPANY shall contemporaneously notify GIVIGEST if any information or data being supplied to GIVIGEST has not been generally released or promulgated.

(f) COMPANY will consult with GIVIGEST, in advance, of its intention to issue to COMPANY officers, directors, employees, or consultants any new options or warrants on its common stock In the event that GIVIGEST disagrees with such issuance and COMPANY carries through with the issuance, GIVIGEST shall have the unilateral right to terminate this agreement.

(g) Prior to this agreement becoming effective, COMPANY will provide to GIVIGEST a year 2000 budget and warrants that it will not materially deviate from such budget without first consulting with GIVIGEST as to the propriety of any such deviation. In the event Company materially deviates from such budget without the permission of GIVIGEST, which shall not be unreasonably withheld, GIVIGEST shall have the right to terminate this agreement and any unearned portion of Compensation provided for in Addendum A shall immediately become fully earned as liquidated damages for this breach. The aforementioned Budget shall be attached hereto as Addendum B.

(h) COMPANY will not negotiate with or enter into any agreement with a US investor relations group or US investment banking group without prior consultation with GIVIGEST, will allow GIVIGEST to assist in any such negotiations, and will give to GIVIGEST a first right of refusal to perform the same services on terms equal to any proposed US investor relations group or US investment banking group.

11.     Representations  And  Indemnification

(a) In that GIVIGEST relies on information provided by COMPANY for a substantial part of its efforts, COMPANY represents that said information provided by COMPANY will be neither false nor misleading nor will COMPANY fail to disclose information necessary to make the other information provided not misleading.

(b) COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to GIVIGEST and COMPANY acknowledges its awareness that GIVIGEST will rely on such continuing representation in disseminating such information and otherwise performing its investment banking functions.

(c)          GIVIGEST,  in  the  absence of notice in writing from COMPANY, will
rely  on  the  continuing  accuracy  of       materials,  information,  and data
supplied  by  COMPANY.

(d) COMPANY hereby agrees to hold harmless and indemnify GIVIGEST against any claims, demands, suits, loss, damages, liabilities and expenses arising out of GIVIGEST's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless GIVIGEST has been negligent in performing its duties and obligations hereunder.

(e) GIVIGEST hereby agrees to hold harmless and indemnify COMPANY and its officers and directors against any claims, demands, suits, loss, damage, liabilities and expenses incurred which arise out of the services to be provided by GIVIGEST to COMPANY, but only to the extent that such claims, demands, suits, loss, damage, liabilities and expenses shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact made or absence to disclose a material fact by GIVIGEST in the offer and sale of COMPANY'S securities.

(f) COMPANY shall cooperate fully and timely with GIVIGEST to enable GIVIGEST to perform its duties and obligations under this agreement.

(h) COMPANY represents and warrants that it will provide to GIVIGEST evidence of its present capital structure, including authorized shares, outstanding shares, outstanding warrants, outstanding options, and outstanding convertible securities prior to this agreement becoming effective and further warrants that it is not negotiating or discussing the issuance of any additional warrants, options, or shares, common or otherwise, nor any repricing of any existing equity linked securities, except as specifically disclosed to GIVIGEST. Such Document of Capital structure shall be attached hereto as Addendum C

(i) The execution and performance of this Investment Banking Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.

(j) The performance by COMPANY of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation to which COMPANY may be bound.

12.     Compensation

(a) For its Investment Banking services, COMPANY shall make payment to GIVIGEST according to the terms and conditions set forth in Addendum "A".

(b)      All  moneys  payable hereunder shall be in U.S. funds and drawn on U.S.
banks.

(c) For all services not within the scope of this agreement, COMPANY shall pay to GIVIGEST such fee(s) as, and when, the parties determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

13.     Billing  And  Payment

Any Fees or expense reimbursements shall by paid by wire within three days after COMPANY has received a billing for the services or documentation for the reimbursements. Any monthly fees will be paid by wire by the tenth day of each month. Billing and payments for any special services shall be agreed on a case by case basis.

14.     GIVIGEST  As  An  Independent  Contractor

GIVIGEST shall provide said services as an independent contractor and not as an employee of COMPANY nor of any company affiliated with COMPANY. GIVIGEST has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase and such action can not be construed to be made in good faith or with the acceptance of COMPANY, thereby becoming the sole responsibility of GIVIGEST. GIVIGEST is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits of afforded COMPANY employees. GIVIGEST shall be solely responsible for any Federal State or Local Taxes; and should COMPANY for any reason be required to pay taxes at a later date, GIVIGEST shall insure such payment is made by GIVIGEST and not COMPANY. GIVIGEST shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

15.     GIVIGEST  Not  to  engage  in  Conflicting  Activities

During the term of this agreement, GIVIGEST shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by GIVIGEST and understands that GIVIGEST does and shall represent and service other multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of GIVIGEST.

16.     Proprietary  Information

GIVIGEST shall treat as proprietary any and all information, not previously publicly disclosed, belonging to COMPANY, its affiliates, or any third parties and disclosed to GIVIGEST in the course of the performance of GIVIGEST Services.

17.     Inside  information  -  Securities  Violations

In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of COMPANY business and/or affiliate companies shall be divulged to GIVIGEST. In such event GIVIGEST will not divulge, discuss, or otherwise reveal such information to any third parties.

18.     Disclosure

GIVIGEST shall disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related directly or indirectly, to any activity that GIVIGEST may be involved with on behalf of COMPANY.

19.     Warranty  Against  Contemplation  of  Agreement  For  Related  Corrupt
Practices

GIVIGEST represents and warrants that all payments and other valuable consideration paid or to be paid under this agreement constitutes compensation for services rendered that this agreement; all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations will not be used to influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

20.     Conditions  Precedent  to  Performance  by  GIVIGEST

Prior to GIVIGEST being required to perform any duties or obligations agreed to under the agreement, COMPANY shall have satisfied the following conditions precedent:

(a) Perform any Duties under Section 10 above or Representations or warranties under Section 11 above that are to be performed prior to GIVIGEST undertaking its obligations and duties.

(b) Provide evidence reasonably satisfactory to GIVIGEST that Company's key executives have agreed to enter into one year employment agreements.

(c) Provide evidence that COMPANY is using its best efforts to acquire a D & O Insurance having a minimum combined limits of $2,500,000.

(d) Reserve a minimum of one seat on the Board of Directors for a representative of GIVIGEST reasonably acceptable to the Board, if and when GIVIGEST requests such an appointment, such director(s) to sit until resignation or replacement by the shareholders of COMPANY.

(e) COMPANY shall have reached a repricing of the COMPANY's 7% Convertible Notes due 2003 reasonably acceptable to GIVIGEST.

21.     Severability

If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforceable as so limited.

22.     Termination  of  Agreement

This Investment Banking Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:

(a) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary,

(b)     Upon  the  other  party taking the benefit of any insolvency law, and/or

(c) Upon the other party having or applying for a receiver appointment for either party.

(d) Upon the discovery of false, misleading, or fraudulent misrepresentations by either party or the breach of any warranty, representation of covenant contained herein by either party.

(e) In the event COMPANY fails or refuses to cooperate with GIVIGEST or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A". In such a case, GIVIGEST shall have the right to terminate any further performance under this agreement and upon, notification thereof, all earned compensation shall become immediately due and payable.

(f) In the event of any breach of any other section of this agreement which provides for termination, including but not limited to Sections 10(f) and 10(g).

23.     Attorney  Fees

In the event either party is in default of the terms and conditions of this Investment Banking Agreement and legal action is initiated or suit be entered as a result of such a default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses, court costs through trial, appeal and to final disposition (if applicable), and all costs of arbitration provided for herein.

24.     Return  Of  Records

Upon termination of this agreement, GIVIGEST shall deliver all of Company's records, notes, data, memorandum, models and equipment of any nature that are in the control of GIVIGEST.

25.     Miscellaneous

(a) Effective date of representations shall be no later than the date of the signing of this agreement by both parties.

(b) Currency: in all instances, references to dollars shall be deemed to be United States Dollars

26.     Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier or actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice; and in connection therewith, the parties and their respective counsel agree that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the following addresses:

GIVIGEST:
GIVIGEST  FIDUCIARIA  SA
Corso  Elvezia  4,
CH-6901  Lugano,  Switzerland
Telephone:     +4191-921-5600
Fax:          +4191-921-5606

COMPANY:
AIR  PACKAGING  TECHNOLOGIES,  INC.
25260  Rye  Canyon  Road,
Valencia,  California,  USA
Telephone     1-661-294-2222
Fax:          1-661-294-0947


27.     Time  Is  Of  The  Essence

Time is hereby expressly made of the essence of this Investment Banking Agreement with respect to the performance by the parties of their respective obligations hereunder.

28.     Inurement

This Investment Banking Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda attached hereto.

29.     Entire  Agreement

This Investment Banking Agreement contains the entire agreement of the parties and may be modified or amended only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Investment Banking Agreement or relating to the business of GIVIGEST. This agreement supersedes all previous agreements between GIVIGEST and COMPANY.

30.     Applicable  Law

This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Ticino. If any provision of this Investment Banking Agreement is declared void, such provisions shall be deemed severed from this agreement, which shall otherwise remain in full force and effect. Any controversy or claim arising out of, relating to this agreement, or the breach thereof, shall be settled by arbitration in the Lugano District, Ticino in accordance with the rules then promulgated by said Courts, the Court shall appoint an arbitrator, and judgment upon award rendered may be entered in the courts of the Lugano District, Ticino or any other court having jurisdiction, which award and/or judgment shall include reasonable attorney's fees.

31.     Acceptance  by  GIVIGEST

This Investment Banking Agreement is not valid or binding upon GIVIGEST unless and until executed by the President or other duly authorized executive officer of GIVIGEST at its home office in Lugano, Switzerland.


32.     Non-waiver

The failure of either party at any time to require any such performance by any other part shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

33.     Execution  In  Counterparts

This agreement may be executed in counterparts, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties, and each shall be deemed to be an original and all of which will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

For  and  on  behalf  of:                         For  and  on  behalf  of:

COMPANY                                      GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.          GIVIGEST  FIDUCIARIA  SA
a  US  Company                               a  Swiss  Company

By     /s/  Donald  M. Ochacher               By      /s/ Claudio Gianascio
       ------------------------                      ----------------------
       Donald  M.  Ochacher                          Claudio  Gianascio
       President                                     President

Date  Signed  3/27/2000                       Date  Signed  3/31/00
              ---------                                     -------

                             GIVIGEST FIDUCIARIA  SA
                                One Time Program
                          INVESTMENT BANKING AGREEMENT

                                  Addendum "A"



A.     SPECIFIC  SERVICES

10 Act as an investor relations contact in Europe, such information as is approved by COMPANY, responding to shareholders requests, and coordinating shareholder communication with COMPANY. One of GIVIGEST's representatives will be in charge of answering a dedicated telephone line and dedicated email address and coordinate with COMPANY all shareholders' questions by telephone, fax, or email. GIVIGEST will advise COMPANY on the construction and management of a corporate website. All costs of construction and management shall be paid by COMPANY.

20     Coordinate  with  and  advise COMPANY on the appointment of a US investor relations  group  and/or  Investment  Banking  group.

30 Coordinate the preparation of research reports on COMPANY and its activities. An initial research report will be issued by GIVIGEST to be distributed to GIVIGEST's customers and associates as well as COMPANY's existing shareholders, if appropriate. All costs for printing and mailing will be pre-approved and paid for by COMPANY.

40 Introduce COMPANY to institutional investors that would indicate an interest in COMPANY's business and activities. At COMPANY's request, or when it is deemed appropriate, GIVIGEST will organize one-on-one presentations or road shows to introduce COMPANY to the European financial community. The first of these will be held in Switzerland and Italy. COMPANY will pre-approve and pay for all costs, including travel, accommodations, space rental, and materials supplied during the presentations.

50     Evaluate  and  negotiate  alternative  listings  of  the COMPANY's stock.

60     Introduce  COMPANY  to  additional  market  makers and brokerage firms to broaden  its  base  of  investors.

70     Introduce  COMPANY  to  one or more individuals who would have education, talents, or business experience that could bring additional breadth to the Board of Directors.

80 During the term of this agreement, use its best efforts, based upon market conditions, to raise up to $2.5 million in additional capital or convertible debt at terms to be fixed according to market conditions. As a part thereof, GIVIGEST will ,on a firm basis, raise $250,000 within one month from the execution of this agreement upon terms to be agreed and assuming that COMPANY will have an immediate need for such funds to finance the purchase of equipment and inventory for a substantial new order that COMPANY has indicated should be received shortly.

B.     COMPENSATION

10     All  expenses  incurred  by  GIVIGEST which have been pre-approved by the
President of COMPANY, including but not limited to stationery, printing, travel, accommodations, and related business meals

20     A  monthly retainer of $5,000 payable, in advance, by the last day of the previous  month  beginning  March  31,  2000.

30 100,000 shares of the common stock of COMPANY, upon the execution of the agreement, to be issued in the name of GIVIGEST and delivered as soon as practicable, said shares to be issued as "restricted shares" and to carry upon them the normal restrictive legend which prohibits their sale or transfer in the absence of a registration statement covering the same or an exemption from registration being applicable to the shares and transaction.

40 250,000 warrants to purchase the common stock of COMPANY upon execution of the agreement. Each warrant shall entitle the holder to purchaser one share of the common stock of COMPANY at a determined price (see below) for a period of three years from the ending day of the month in which this agreement is executed

50     250,000 additional warrants on the same terms as II(4) above on the basis of  one  warrant  for  every  $10  raised  pursuant  to  I.(8)  above.

60 The price at which the aforementioned warrants are to be issued shall be a fixed price which shall equal the average of the closing bid prices of the Company's common stock for the twenty-five trading days prior to execution of this agreement, but not less than $0.50 per share

70     A  Finder's  fee equal to ten percent (10%) of all funds raised on behalf of  COMPANY  by  GIVIGEST  during  the  term  of  this  agreement.

80     As  additional  consideration,  GIVIGEST  will  have  the  following registration  rights:

i. In the event that COMPANY shall file, at any time any of the warrants are outstanding, a registration statement under which the issued shares and the shares underlying the above warrants could be registered, the COMPANY, upon the request of GIVIGEST, will use its best efforts to include the same under said registration statement.

ii. In addition, GIVIGEST shall have the one time right to request the registration of the issued shares and/or the shares underlying the above warrants and COMPANY will use its best efforts to secure said registration.

iii. In the case of any such registration filed by the COMPANY under either i or ii above, COMPANY shall use its best efforts to maintain it in an effective status for a minimum of one year from the effective date of the registration



For  and  in  behalf  of:                         For  and  in  behalf  of:

COMPANY                                      GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.          GIVIGEST  FIDUCIARIA  SA

a  US  Company                               a  Swiss  Company

By     /s/  Donald  M. Ochacher               By   /s/ Claudio Gianascio
       ------------------------                    ----------------------
       Donald  M.  Ochacher                       Claudio  Gianascio
       President                                  President